UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 15, 2004
(Date of report; date of
earliest event reported)

COMMISSION FILE NUMBER: 333-57494

WHOLESALE AUTO RECEIVABLES CORPORATION
ON BEHALF OF
SUPERIOR WHOLESALE INVENTORY FINANCING TRUST VIII
(Exact name of registrant as specified in its charter)

DELAWARE	38-3082709
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

C/O GENERAL MOTORS ACCEPTANCE CORPORATION
200 RENAISSANCE CENTER
P.O. BOX 200 DETROIT, MICHIGAN
48265-2000
(Address of principal executive offices)
(Zip Code)

(313) 556-5000
(Registrant’s telephone number, including area code)

SIGNATURES
INDEX TO EXHIBITS
Monthly Servicing Report for December 2003

ITEM 5. OTHER EVENTS.

On January 15, 2004, the interest collected during the preceding calendar month as provided for in the Trust Sale and Servicing Agreement, dated as of October 7, 2003, (the Agreement), for Superior Wholesale Inventory Financing Trust VIII (the Trust), among General Motors Acceptance Corporation, as servicer, Wholesale Auto Receivables Corporation, as seller, and the Trust, as issuer, were distributed to holders of Term notes and Revolving notes (Noteholders) and certificates (Certificateholders) representing undivided interests in the Trust. Due to the revolving nature of the Trust no principal collections during the preceding calendar month were distributed to the Noteholders or Certificateholders. In accordance with the Agreement, the Servicer’s Certificate, as defined in the Agreement, was furnished to the Indenture Trustee, as defined in the Agreement, for the benefit of the Noteholders and Certificateholders and as such, was distributed by the Indenture Trustee, to the Noteholders and Certificateholders. A copy of the Servicer’s Certificate is included as Exhibit 20.1 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT
NO.	DOCUMENT DESCRIPTION

20.1	Monthly Servicing Report for the December 2003 Collection Period

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST VIII

	By:	GENERAL MOTORS ACCEPTANCE CORPORATION

(Administrator, not in its individual capacity but solely as Administrator on behalf of the Trust)

Dated: January 26, 2004		By: /s/ Jerome B. Van Orman, Jr.

Name: Jerome B. Van Orman, Jr.
Title: Vice President — Finance

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INDEX TO EXHIBITS

EXHIBIT
NO.	Document Description

20.1	Monthly Servicing Report for the December 2003 Collection Period